October 30, 2020

Dear Shareholder,

I am pleased to share news of a pivotal milestone: today, the Nasdaq Stock Market approved the relisting of MiMedx shares. Trading of our common stock, under the same ticker – MDXG – is expected to begin on or before November 5th. You can read more about the relisting in our press release issued this afternoon.

Relisting on Nasdaq has been our long-held intention. We continue to move beyond past challenges, and achieving this goal reflects our progress toward the next phase of our Company. While the relisting process took longer than you or I expected, we are here today, and I believe we are better positioned to realize the Company’s value and growth potential. Restored access to the capital markets accomplishes two key objectives: it enhances value for you, our shareholders, and enables an increased dialogue by us with the financial community.

With a strong financial footing, the MiMedx team is moving forward to operationalize our vision and accelerate into the future. We are investing across our Commercial, Research and Development, and Manufacturing areas to drive near and long-term value, and I believe the objectives we have outlined set us on the path to achieve profitable growth, expand our core market, and continue to innovate by leveraging our leadership in placental science. The Company has scheduled November 4th to announce our Third Quarter 2020 Financial Results; November 20th to hold our 2020 Annual Shareholder Meeting; and we have additional planned outreach opportunities throughout the coming months to increase our dialogue with the financial community. I look forward to updating you on our continued progress.

Addressing the needs of our customers and patients is our motivation. As a market leader in amniotic tissue-based products for advanced wound care, it is our responsibility to accelerate the science and improve the standards of care for these individuals, increase the evidence that supports our versatile product platform, maximize the potential of our product offerings in the underserved, growing market of advanced wound care, and dedicate our efforts toward growing a successful and meaningful healthcare company. To that end, I am also pleased to share the recent milestone of distributing our two-millionth allograft. Our leading product portfolio continues to make a difference for patients with urgent, unmet need, who are waiting right now for hope and healing. These people and their families are at the heart of what we do.

On behalf of the entire MiMedx team, I thank you for your continued support and commitment to our journey. As always, I welcome your questions and feedback and look forward to engaging more fully and frequently with each of you.

Sincerely,
/s/ Timothy R. Wringht
Timothy R. Wright
Chief Executive Officer
timothy.wright@mimedx.com
678.695.5146
Innovations In Regenerative Biomaterials
MiMedx Group, Inc. | 1775 West Oak Commons Ct NE | Marietta, GA 30062 | 770.651.9100 | Fax 770.590.3550 | www.mimedx.com

Important Cautionary Statement
This letter contains forward-looking statements. All statements relating to events or results that may occur in the future are forward-looking statements, including, without limitation, statements regarding achieving profitable growth, expanding our core market, and continuing to innovate; accelerating the science and improving the standards of care, increasing the evidence that supports our products, and future success. Forward-looking statements generally can be identified by words such as “expect,” “will,” “intend,” “seek,” “target,” “future,” “plan,” “continue,” “potential,” “possible,” “could,” “would,” “may,” “anticipate,” “to be,” “believe” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to differ materially from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Factors that may cause such a difference include, without limitation, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the period ended June 30, 2020.

Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, a change in circumstances or otherwise. Each forward-looking statement contained in this letter is specifically qualified in its entirety by the aforementioned factors. Readers are advised to carefully read this letter in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions and not to place undue reliance on forward-looking statements, which apply only as of the date of this letter.

Innovations In Regenerative Biomaterials
MiMedx Group, Inc. | 1775 West Oak Commons Ct NE | Marietta, GA 30062 | 770.651.9100 | Fax 770.590.3550 | www.mimedx.com